 Exhibit 99.1

Contact Smart Server. Inc info@rumbleon.com	4521 Sharon Rd Suite 370 Charlotte, NC 28211	Smart Server. Inc
Press Release:
Smart Server Today Provided the Following Key Strategic Announcements:
1) The Company’s Board of Directors and Stockholders have approved a corporate name change to RumbleON, Inc., which is expected to be effective during the first quarter.
2) The Company’s ticker symbol will change to RMBL effective, Tuesday, January 10, 2017.
3) The Company provides an updated Business Overview.
4) The Company announces agreement to acquire NextGen Dealer Solutions in $4.75 Million asset purchase transaction.
5) The Company appoints three new Directors.
Charlotte, NC, January 9, 2017: Smart Server, Inc. (OTCQB: SUYT) today provided several key strategic updates on the business. The company’s Board of Directors and stockholders have approved a name change to RumbleON, Inc., which is expected to be effective during the first quarter. Also, the company's ticker symbol will change from SUYT to RMBL.  The ticker symbol change will be effective at the opening of trading on Tuesday, January 10, 2017, at which time all information, including stock trading and market data related to Smart Server, Inc., will be reported under the new ticker symbol, “RMBL.” The change in the corporate name and ticker symbol is being made to reflect the company’s updated business plan to become a unique, capital light and disruptive e-commerce platform that facilitates the ability for both consumers and dealers to Buy-Sell-Trade-Finance pre-owned recreation vehicles.
In conjunction with the updated business plan, the company announced the agreement to acquire NextGen Dealer Solutions in a $4.75 Million asset purchase. NextGen has developed a proprietary technology platform that will underpin the operations of RumbleON. As a part of the transaction, the company will sign a development agreement with Halcyon Technologies, founder of NextGen, to finalize the integration of the technology for the RumbleON platform and lead further enhancements. The purchase consideration consists of the issuance of 1.523,809 shares of the company’s stock, a note in the amount of $1.33 million and a cash payment of $750,000. The transaction is expected to close in the first quarter of 2017. In conjunction with the closing of the transaction, the company has agreed with certain investors to accelerate the funding of the second tranche of their nvestment totaling $1.35 million. To affect the acceleration, the company will issue these investors 1,161,920 shares of the company’s stock and a note in the amount of $667,000.
In order to add additional advisory capability, and expertise to its Board of Directors, the company has appointed three new directors to its Board of Directors and expects to add Kartik Kakarala upon completion of the NextGen transaction.
Kevin Westfall – Board Member
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30+ years of executive experience in automotive retail and finance operations.
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Previously held various executive roles including Senior Vice President of Sales and Senior Vice President of Automotive Finance at AutoNation, founder of BMW Financial Services, President of World Automotive Imports and Leasing and Retail Lease Manager of Chrysler Credit Corporation.

Denmar J. Dixon – Board Member
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30+ years of experience in Investment Banking, Finance and Operations.
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Previously held multiple positions at Walter Investment Management Corp. including Vice Chairman of the Board and CEO, Chief Investment Officer and EVP.
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Various senior roles at Banc of America Securities including Global Head of Basic Industries Group. Completed in excess of $75 Billion of M&A, Equity and Debt Capital Markets transactions.
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Currently Managing Partner of Blue Flame Capital, LLC.

Mitch Pierce – Board Member
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35+ years of experience in automotive retailing.

Kartik Kakarala – Board Member (expected upon completion of NextGen acquisition)
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CEO of Halcyon Technologies, a 280+ person application development company focused on retail automotive, utility, healthcare, travel, infrastructure, insurance and finance and banking industries, with development offices in India.
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Owned and sold, or developed as work, for hire leading applications including Red Bumper (purchased by CDK), 700 Credit, AimData, and the True Car vehicle purchase program.

An updated business overview is provided below:
BUSINESS OVERVIEW
RumbleON (RMBL) is designed to be a unique, capital light and disruptive e-commerce platform that facilitates the ability for both consumers and dealers to Buy-Sell-Trade-Finance all pre-owned recreation vehicles. Our goal is to have the platform recognized as the most trusted and effective solution for the sale, acquisition and distribution of recreation vehicles and provide users an efficient, fast, transparent and engaging experience. Our initial product focus is on the market for 650cc and larger on road motorcycles, particularly those concentrated in the Harley Davidson™ (Harley) brand, and we will look to extend to other brands and additional vehicle types and products as the platform matures.
RMBL, serving both consumers and dealers, will make consumers or dealers a cash offer for the purchase of their vehicle or will provide them the flexibility to, trade, list, consign, or auction their vehicle through the website and mobile app of RumbleON. In addition, RMBL will offer a large inventory of vehicles for sale on our website and will offer financing and associated products. RMBL operations are designed to be highly scalable by utilizing an infrastructure and capital light model created by forging a synergistic relationship with dealers.
Marshall Chesrown the Company’s Chairman and CEO commented on the key strategy updates;“We are very excited to be taking the steps to launch the RumbleON business plan. We believe that the strategic plan places RMBL at the center of a very attractive market opportunity with minimal competition and high scalability on an infrastructure and capital light basis, which we believe will drive strong margins and profitability for the business in the future. RMBL will be uniquely positioned to acquire vehicles at an attractive cost and will have multiple revenue opportunities primarily from the sale of vehicles, finance and associated product revenue. The acquisition of the NextGen Dealer Solutions and development partnership with Halcyon positions RumbleON with a proprietary technology platform which we will utilize to drive the business and provide a truly unique experience to our customers. In addition, we are very proud to have added the new board members to the RumbleON team. Each has deep business experience and expertise which will be invaluable to the company as we grow and execute on our strategic plan.”

FORWARD-LOOKING STATEMENTS
This press release contains “forward-looking statements,” as that term is defined under the Private Securities Litigation Reform Act of 1995 (PSLRA), which statements may be identified by words such as “expects,” “plans,” “projects,” “will,” “may,” “anticipate,” “believes,” “should,” “intends,” “estimates,” and other words of similar meaning. Such forward looking statements include statements about the NextGen acquisition, the expected timing of the corporate name change, and the company’s updated business plan and strategy. Readers are cautioned not to place undue reliance on these forward-looking statements, which are based on the company’s expectations as of the date of this press release and speak only as of the date of this press release and are advised to consider the following factors: the company has no operating history and no assurance can be given that the company will achieve or maintain profitability; the initial development and growth of the company’s business over the first 24 months of operations may not be indicative of the company’s future growth and, if the company continues to grow rapidly, it may not be able to manage its growth effectively; the company may require additional capital to pursue its business objectives and respond to business opportunities, challenges or unforeseen circumstances and if capital is not available on terms acceptable to the company or at all, the company may not be able to develop and grow its business as anticipated and its business, operating results and financial condition may be harmed; if key industry participants perceive the company in a negative light or relationships with them suffer harm, the company’s ability to operate and grow its business and its financial performance may be damaged; the company may be unable to develop, maintain or grow relationships with information data providers or may experience interruptions in the data feeds it provides, which may limit the information that it is able to provide to its users and dealers as well as adversely affect the timeliness of such information and may impair its ability to attract or retain consumers and dealers and to timely invoice all parties; if the company suffers a significant interruption in its ability to gain access to third-party data, its business and operating results will suffer; the success of its business will depend heavily on its marketing and branding efforts, especially with respect to the company’s website and branded mobile applications, as well as those websites of dealers that provide website solutions, and these efforts may not be successful; the failure to develop and maintain the company’s brand could harm its ability to grow unique visitor traffic and to expand the company’s dealer network; the company anticipates relying on internet search engines to drive traffic to its website, and if the company fails to appear prominently in the search results, its business would be adversely affected; a significant disruption in service on the company’s website or of its mobile applications could damage its reputation and result in a loss of consumers, which could harm its business, brand, operating results, and financial condition; if the company is unable to provide a compelling buying experience to its users, the number of transactions between the company’s users, the company and the dealers will decline and the company’s revenue and results of operations will suffer harm; the company expects that the growth of its business will rely significantly on its ability to increase the number of dealers such that the company is able to increase the number of transactions between its users and dealers and the failure to do so would limit the company’s growth; the company’s ability to grow its complementary product offerings may be limited, which could negatively impact its development, growth, revenue and financial performance; the company will be relying on third-party financing providers to finance a significant portion of its customers’ vehicle purchases; the company’s ability to sell recreational vehicles may be adversely impacted by increased supply of and/or declining prices for used recreational vehicles and excess supply of new recreational vehicles; the company will rely on a number of third parties to perform certain operating and administrative functions for the company; the company participates in a highly competitive market, and pressure from existing and new companies may adversely affect its business and operating results; seasonality or weather trends may cause fluctuations in the company’s unique visitors, revenue and operating results; the company expects to be subject to a complex framework of federal and state laws and regulations primarily concerning vehicle sales, advertising and brokering, many of which are unsettled, still developing and contradictory, which have in the past, and could in the future, subject the company to claims, challenge the company’s business model or otherwise harm its business; the company collects, processes, stores, shares, discloses and uses personal information and other data, and its actual or perceived failure to protect such information and data could damage its reputation and brand and harm its business and operating results; failure to adequately protect intellectual property could harm the company’s business and operating results; the company may in the future be subject to intellectual property disputes, which are costly to defend and could harm its business and operating results; the company depends on key personnel to operate its business, and if the company is unable to retain, attract and integrate qualified personnel, its ability to develop and successfully grow its business could be harmed; and the company may acquire other companies or technologies, which could divert management's attention, result in additional dilution to its stockholders and otherwise disrupt its operations and harm its operating results. Also, readers are advised to consider the additional factors under the heading “Cautionary Statement Regarding Forward-Looking Statements” and “Risk Factors” in the company’s Annual Report on Form 10-K, as may be supplemented or amended by the company’s Quarterly Reports on Form 10-Q and other filings with the SEC. The company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law.
Contact Information:
Contact:
Smart Server, Inc.
info@rumbleon.com